UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 27, 2005

Commission File number 000-30654

APROPOS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Illinois	36-3644751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Tower Lane, 28th Floor
Oakbrook Terrace, Illinois 60181
(Address of principal executive offices, including zip code)

(630) 472-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 Election of New Director

On January 31, 2005, Apropos Technology, Inc. (the “Company”) announced the appointment of Steven M. Capelli as a new director of the Company.  Mr. Capelli will also serve as a member of the Company’s Audit Committee.  Mr. Capelli will serve until the 2005 annual meeting of shareholders and is expected to be nominated for election as a director at that meeting.

Mr. Capelli replaces Jaime Ellertson who resigned as a director of the Company effective January 27, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press Release dated January 31, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 31, 2005.

Apropos Technology, Inc.

/s/ FRANCIS J. LEONARD
Francis J. Leonard
Chief Financial Officer and Vice President
(Principal Financial Officer and Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1

Press Release dated January 31, 2005, announcing the appointment of Steven M. Capelli as an additional director of the Company. Mr. Capelli will also serve as a member of the Company’s Audit Committee. The Press Release also announced the resignation of Jaime Ellertson as a director of the Company.